The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Preliminary Pricing Supplement Dated May 31, 2024 Registration Statement No. 333-263376	June 2024 Filed pursuant to Rule 424(b)(2) (To Prospectus dated May 27, 2022, and Product Supplement dated May 27, 2022)

Structured Investments

Opportunities in U.S. Equities

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$● Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

UBS AG Trigger Callable Contingent Yield Securities with Daily Coupon Observation (the “securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund (each an “underlying fund” and together the “underlying funds”). If the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the applicable observation period, UBS will pay you a contingent coupon on the corresponding coupon payment date. If the closing price of any underlying fund is less than its coupon barrier on any trading day during an observation period, you will not receive any contingent coupon for that observation period on the corresponding coupon payment date. UBS may elect, on or before any applicable observation end date (other than the final determination date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such observation end date (the “call settlement date”), regardless of the closing prices of the underlying funds on such observation end date. If UBS elects to call the securities prior to maturity, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. If UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level, UBS will pay you a cash payment per security at maturity equal to the stated principal amount, in addition to any contingent coupon otherwise due. If, however, UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, at maturity, UBS will pay you less than the full stated principal amount per security, if anything, at maturity, resulting in a loss on your initial investment that is proportionate to the decline in the closing price of the underlying fund with the largest percentage decline from its initial price to its final price (the “worst performing underlying fund”) and you will lose a significant portion or all of your initial investment. The securities are for investors who are willing to risk their principal and seek interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent coupons if the closing price of any underlying fund is less than its coupon barrier on at least one trading day during each observation period and the risk of an early call at UBS’ discretion. Investing in the securities involves significant risks. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level. The securities will not pay a contingent coupon on a coupon payment date if the closing price of any underlying fund is less than its coupon barrier on any trading day during the corresponding observation period. UBS may elect to call the securities at its discretion regardless of the performance of the underlying funds. Higher contingent coupon rates are generally associated with a greater risk of loss. Investors will not participate in any appreciation of any of the underlying funds. The contingent repayment of principal only applies if you hold the securities until the call settlement date or the maturity date, as applicable. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

SUMMARY TERMS
Issuer:		UBS AG London Branch
Underlying funds:

Shares of the Energy Select Sector SPDR® Fund (Bloomberg Ticker: “XLE UP”)

Shares of the Financial Select Sector SPDR® Fund (Bloomberg Ticker: “XLF UP”)

Shares of the Utilities Select Sector SPDR® Fund (Bloomberg Ticker: “XLU UP”)

Aggregate principal amount:		$●
Stated principal amount:		$1,000 per security
Issue price:		$1,000 per security (see “Commissions and issue price” below)
Term:

Approximately 24 months, unless called earlier. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the observation end dates, as well as the final determination date and the related coupon payment dates (including the maturity date) to ensure that the stated term of the securities remains the same.

Trade date:		Approximately June 7, 2024
Settlement date:

Expected to be June 12, 2024 (3 business days after the trade date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Final determination date:

Expected to be June 8, 2026 subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Valuation Dates — Final Valuation Date” in the accompanying product supplement.

Maturity date:

Expected to be June 11, 2026, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Issuer call feature:

UBS may elect, on or before any observation end date (other than the final determination date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such observation end date (the “call settlement date”), regardless of the closing prices of the underlying funds on such observation end date.

Issuer call amount:

If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. Before UBS elects to call the securities, UBS will deliver written notice to the trustee by the applicable observation end date.

Contingent coupon:

If the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the applicable observation period (including the final observation period), UBS will pay you the contingent coupon for that observation end date on the corresponding coupon payment date.

If the closing price of any underlying fund is less than its coupon barrier on any trading day during an observation period, the contingent coupon for that observation period will not accrue or be payable and UBS will not make any payment to you on the corresponding coupon payment date.

The contingent coupon is a fixed amount based upon equal quarterly installments at the contingent coupon rate.

The contingent coupon per security that would be applicable to each coupon payment date for which the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the applicable observation period will be: $23.75

Contingent coupons on the securities are not guaranteed. UBS will not pay you the contingent coupon for any observation end date on which the closing price of any underlying fund is less than its coupon barrier.

Contingent coupon rate:		The contingent coupon rate is 9.50% per annum.
Coupon payment dates:

Expected to be September 12, 2024, December 12, 2024, March 12, 2025, June 12, 2025, September 11, 2025, December 11, 2025, March 12, 2026 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to one or more “payment dates” shall mean the coupon payment dates for purposes of the market disruption event provisions in the accompanying product supplement.

Observation end dates:

Expected to be September 9, 2024, December 9, 2024, March 7, 2025, June 9, 2025, September 8, 2025, December 8, 2025, March 9, 2026, June 8, 2026, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Date — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to June 8, 2026 as the final determination date.

Observation period:

The first observation period will consist of each day from but excluding the trade date to and including the first observation end date, subject to postponement in the event of a market disruption event as described in the first paragraph of “General Terms of the Securities — Market Disruption Events — For Securities that reference a valuation period” in the accompanying product supplement. Each subsequent observation period will consist of each day from but excluding the prior observation end date to and including the next following observation end date. References in the accompanying product supplement to one or more “valuation periods” shall mean the observation periods for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:

●If UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $1,000 plus any contingent coupon otherwise due on the maturity date.

●If UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to:

$1,000 x (1 + Underlying Return of the Worst Performing Underlying Fund)

You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level.

Underlying return:		With respect to each underlying fund, the quotient, expressed as a percentage, of the following formula: Final Price – Initial Price Initial Price
Worst performing underlying fund:		The underlying fund with the lowest underlying return as compared to any other underlying fund.
Final price:		The closing price of each underlying fund on the final determination date, as determined by the calculation agent.
Initial price:

$[●], which is the closing price of the shares of the Energy Select Sector SPDR® Fund on the pricing date

$[●], which is the closing price of the shares of the Financial Select Sector SPDR® Fund on the pricing date

$[●], which is the closing price of the shares of the Utilities Select Sector SPDR® Fund on the pricing date

The initial price of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement

Coupon barrier:

$[●], which is equal to 65% of the initial price of the shares of the Energy Select Sector SPDR® Fund

$[●], which is equal to 65% of the initial price of the shares of the Financial Select Sector SPDR® Fund

$[●], which is equal to 65% of the initial price of the shares of the Utilities Select Sector SPDR® Fund

The coupon barrier of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement

Trigger level:

$[●], which is equal to 65% of the initial price of the shares of the Energy Select Sector SPDR® Fund

$[●], which is equal to 65% of the initial price of the shares of the Financial Select Sector SPDR® Fund

$[●], which is equal to 65% of the initial price of the shares of the Utilities Select Sector SPDR® Fund

The trigger level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement

CUSIP/ISIN:		90307DUM2 / US90307DUM28
Listing:		The securities will not be listed or displayed on any securities exchange or electronic communications network.
Calculation agent:		UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100.00%	1.50%(a)	98.00%
+0.50%(b)
2.00%
Total:	$•	$•	$•

(1)UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $20.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)a fixed sales commission of $15.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the trade date is expected to be between $935.30 and $965.30. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 15 of this document. The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11 herein and “Risk Factors” beginning on page PS-9 of the accompanying product supplement. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated May 27, 2022	Prospectus dated May 27, 2022

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Prospectus dated May 27, 2022:
https://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm

♦Product Supplement dated May 27, 2022:
https://www.sec.gov/Archives/edgar/data/1114446/000183988222011628/ubs2000004208_424b2-04373.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Trigger Callable Contingent Yield Securities with Daily Coupon Observation that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated May 27, 2022 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated May 27, 2022.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

June 2024	Page 2

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Investment Summary

The Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026 based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund, which we refer to as the securities, provide an opportunity for investors to earn a contingent coupon, which will be an amount equal to $23.75 (equivalent to 9.50% per annum of the stated principal amount) per security, but only if the closing price of each underlying fund is equal to or greater than 65% of its respective initial price, which we refer to as its coupon barrier, on each trading day during the applicable observation period. The contingent coupon, if any, will be payable on the corresponding coupon payment date. It is possible that the closing prices of one or more of the underlying funds could remain below their respective coupon barriers for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent coupons.

If the closing price of any underlying fund is less than its coupon barrier on any trading day during the applicable observation period, the contingent coupon for that observation period will not accrue or be payable and UBS will not make any payment to you on the corresponding coupon payment date. UBS may elect, on or before any applicable observation end date (other than the final determination date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such observation period (the “call settlement date”), regardless of the closing prices of the underlying funds on such observation end date. If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. Before UBS elects to call the securities, UBS will deliver written notice to the trustee by the applicable observation end date. If UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than 65% of its respective initial price, which we refer to as its trigger level, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $1,000 plus any contingent coupon otherwise due on the maturity date. If UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to: (i) the stated principal amount times (ii) one plus the underlying return of the worst performing underlying fund. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level. The value of such cash payment will be significantly less than the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion or all of their initial investment and also the risk of not receiving any contingent coupons. In addition, investors will not participate in any appreciation of the underlying funds.

UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing price of any of the underlying funds is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing price of each underlying fund is equal to or greater than its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing price of any underlying fund is less than its coupon barrier and/or when the final price of any underlying fund is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no contingent coupons and suffer a significant loss at maturity.

June 2024	Page 3

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Key Investment Rationale

The securities do not guarantee the payment of interest or the repayment of the stated principal amount. Instead, the securities offer the opportunity for investors to earn a contingent coupon equal to $23.75 (equivalent to 9.50% per annum of the stated principal amount) per security, but only if the closing price of each underlying fund is equal to or greater than 65% of its respective initial price, which we refer to as the coupon barrier on each trading day during the applicable observation period. UBS may elect, on or before any applicable observation end date (other than the final determination date), to call the securities at its discretion in whole, but not in part, on the call settlement date for a cash payment equal to the stated principal amount per security plus any contingent coupon otherwise due with respect to the related observation end date. If UBS does not elect to call the securities prior to maturity, the payment at maturity will vary depending on the final price of each underlying fund, as follows:

Scenario 1

On or before any observation end date other than the final determination date, UBS elects to call the securities in whole, but not in part.

￭On the call settlement date, the securities will be called and UBS will pay a cash payment equal to the stated principal amount plus any contingent coupon otherwise due with respect to the applicable observation period. The related contingent coupon will be paid only if the closing price for each underlying fund is equal to or greater than its coupon barrier on each trading day during the applicable observation period. Following an issuer call, no further payments will be made on the securities.

￭Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 2

UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level.

￭The final price of each underlying fund is equal to or greater than its respective trigger level.

￭UBS will pay you a cash payment per security on the maturity date equal to (i) the stated principal amount plus (ii) any contingent coupon otherwise due on the maturity date.

￭Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 3

UBS does not elect to call the securities prior to maturity and the final price of any underlying fund is less than its coupon barrier and trigger level.

￭The final price of any underlying fund is less than its coupon barrier and trigger level.

￭UBS will pay you a cash payment per security on the maturity date, if anything, that is significantly less than the stated principal amount, equal to (i) the stated principal amount times (ii) one plus the underlying return of the worst performing underlying fund.

￭Investors will lose a significant portion or all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion or all of your initial investment. Any payment on the securities, including payments in respect of an issuer call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they become due. If UBS were to default on its payment obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent coupon on a coupon payment date (including the maturity date) if the closing price of any underlying fund is less than its coupon barrier on any trading day during the applicable observation period, and you may receive few or no contingent coupons during the term of the securities. UBS may elect, on or before any applicable observation end date (other than the final determination date), to call the securities on the call settlement date, regardless of the closing prices of the underlying funds on such observation end date. If UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, you will lose a significant portion or all of your initial investment at maturity.

June 2024	Page 4

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying fund.

￭You understand and accept that an investment in the securities is linked to the performance of the worst performing underlying fund and not a basket of the underlying funds, and that you will lose a significant portion or all of your initial investment if the final price of any underlying fund is less than its trigger level.

￭You are willing to risk receiving no contingent coupons and believe the closing price of each underlying fund will be equal to or greater than its coupon barrier on each trading day during each observation period.

￭You believe that the closing price of each underlying fund will be equal to or greater than its trigger level on the final determination date.

￭You accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the performance of multiple underlying funds.

￭You understand and accept that you will not participate in any appreciation in the price of any of the underlying funds and that your potential return is limited to any contingent coupons received.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the prices of the underlying funds.

￭You are willing to invest in the securities based on the coupon barriers, trigger levels and contingent coupon rate specified on the cover hereof.

￭You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the underlying funds.

￭You are willing to invest in securities that UBS may elect to call early at its discretion and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the securities.

￭You understand and are willing to accept the risks associated with the underlying funds.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.

￭You are not willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying fund.

￭You do not understand or are unwilling to accept that an investment in the securities is linked to the performance of the worst performing underlying fund and not a basket of the underlying funds, and that you will lose a significant portion or all of your initial investment if the final price of any underlying fund is less than its trigger level.

￭You require an investment designed to provide a full return of principal at maturity.

￭You are unwilling to risk receiving no contingent coupons during the term of the securities or believe that the closing price of at least one of the underlying funds will decline during the term of the securities and is likely to be less than its coupon barrier on at least one trading day during one or more observation periods.

￭You believe that the closing price of any underlying fund will be less than its trigger level on the final determination date.

June 2024	Page 5

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

￭You cannot accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the performance of multiple underlying funds.

￭You seek an investment that participates in the full appreciation in the prices of the underlying funds or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the prices of the underlying funds.

￭You are unwilling to invest in the securities based on the coupon barriers, trigger levels or contingent coupon rate specified on the cover hereof.

￭You seek guaranteed current income from this investment or prefer to receive any dividends paid on the underlying funds.

￭You are unable or unwilling to hold securities that UBS may elect to call early at its discretion, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.

￭You do not understand or are not willing to accept the risks associated with the underlying funds.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

June 2024	Page 6

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices, (2) whether UBS elects to call the securities and (3) the final prices.

Diagram #1: Observation Periods (other than the Final Observation Period)

Diagram #2: Payment at Maturity if No Issuer Call Occurs

For more information about the payout upon an issuer call or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 8.

June 2024	Page 7

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the trade date and will be specified in the final pricing supplement; amounts may have been rounded for ease of analysis):

Hypothetical Initial Price: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$100.00 $60.00 $80.00
Hypothetical Coupon Barrier: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$65.00, which is 65% of the initial price $39.00, which is 65% of the initial price $52.00, which is 65% of the initial price
Hypothetical Trigger Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$65.00, which is 65% of the initial price $39.00, which is 65% of the initial price $52.00, which is 65% of the initial price
Hypothetical Term:	Approximately 24 months
Hypothetical Contingent Coupon:	$23.75 per security (equivalent to 9.50% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, on a specified observation end date UBS elects and delivers written notice to the trustee to call the securities on the corresponding call settlement date. In Examples 3 and 4, UBS does not elect to call the securities and the securities and remain outstanding until maturity.

	Example 1				Example 2
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Index C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Contingent Coupon	Payment (per security)	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Contingent Coupon	Payment (per security)
#1	A. $70.00 (at or above coupon barrier) B. $75.00 (at or above coupon barrier)	A. $40.00 (at or above coupon barrier) B. $45.00 (at or above coupon barrier)	A. $65.00 (at or above coupon barrier) B. $65.00 (at or above coupon barrier)	—*	$1,023.75	A. $70.00 (at or above coupon barrier) B. $75.00 (at or above coupon barrier)	A. $40.00 (at or above coupon barrier) B. $45.00 (at or above coupon barrier)	A. $65.00 (at or above coupon barrier) B. $65.00 (at or above coupon barrier)	$0	N/A
#2	N/A	N/A	N/A	N/A	N/A	A. $70.00 (at or above coupon barrier) B. $75.00 (at or above coupon barrier)	A. $38.00 (below coupon barrier) B. $65.00 (at or above coupon barrier)	A. $65.00 (at or above coupon barrier) B. $65.00 (at or above coupon barrier)	$23.75	N/A
#3	N/A	N/A	N/A	N/A	N/A	A. $70.00 (at or above coupon barrier) B. $75.00 (at or above coupon barrier)	A. $40.00 (at or above coupon barrier) B. $45.00 (at or above coupon barrier)	A. $50.00 (below coupon barrier) B. $65.00 (at or above coupon barrier)	—	$1,000.00
#4 - #7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A				N/A

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

* The issuer call amount includes the contingent coupon otherwise due with respect to the observation period on which UBS, at its sole discretion, elects to call the securities.

￭In Example 1, UBS notifies the trustee on the first observation end date that it would like to call the securities and the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the first observation period. You receive the issuer call amount (reflecting your principal amount plus the applicable contingent coupon with respect to the first observation period), calculated as follows:

Stated Principal Amount + Contingent Coupon = $1,000.00 + $23.75 = $1,023.75

In this example, the issuer call feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to issuer call, you will stop receiving contingent coupons. Your total payment per security in this example is $1,023.75 (a 2.375% total return on the securities).

￭In Example 2, UBS notifies the trustee on the third observation end date that it would like to call the securities. As the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the first observation period, you receive the contingent coupon of $23.75 with respect to the first observation period. As the closing price of at least one underlying fund is less than its coupon barrier on at least one trading day during the second observation period, you will not receive a contingent coupon with respect to the second observation period. As the closing price of at least one underlying fund is less than its coupon barrier on at least one trading day during the third observation period, you will not receive a contingent coupon with respect to the third observation period. UBS notified the trustee on the third observation end date that it would like to call the securities and, following the third observation period, you receive an issuer call amount of $1,000.00, reflecting your principal amount. When added to the contingent coupon of $23.75 received in respect of the prior observation periods, you will have received a total of $1,023.75. You will not receive any further payments on the securities.

In this example, the issuer call feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to an issuer call, you will stop receiving contingent coupons. Further, because at least one underlying fund is less than its coupon barrier on at least one trading day during the third observation period, you receive only $1,000.00 per security. Your total payment per security in this example is $1,023.75 (a 2.375% total return on the securities). You will not participate in any appreciation of any of the underlying funds.

	Example 3					Example 4
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Index C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Contingent Coupon	Payment (per security)	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Determination Date	Contingent Coupon	Payment (per security)
#1	A. $60.00 (below coupon barrier) B. $62.00 (below coupon barrier)	A. $40.00 (at or above coupon barrier) B. $45.00 (at or above coupon barrier)	A. $65.00 (at or above coupon barrier) B. $65.00 (at or above coupon barrier)	$0.00	N/A	A. $60.00 (below coupon barrier) B. $62.00 (below coupon barrier)	A. $40.00 (at or above coupon barrier) B. $45.00 (at or above coupon barrier)	A. $65.00 (at or above coupon barrier) B. $65.00 (at or above coupon barrier)	$0.00	N/A
#2	A. $60.00 (below coupon barrier) B. $62.00 (below coupon barrier)	A. $40.00 (at or above coupon barrier) B. $45.00 (at or above coupon barrier)	A. $65.00 (at or above coupon barrier) B. $65.00 (at or above coupon barrier)	$0.00	N/A	A. $60.00 (below coupon barrier) B. $62.00 (below coupon barrier)	A. $40.00 (at or above coupon barrier) B. $45.00 (at or above coupon barrier)	A. $65.00 (at or above coupon barrier) B. $65.00 (at or above coupon barrier)	$0.00	N/A
#3 - #7	A. Various (all below	A. Various (all at or	A. Various (all at or above	$0.00	N/A	A. Various (all below	A. Various (all at or	A. Various (all at or	$0.00	N/A

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Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

	coupon barrier) B. Various (all below coupon barrier)	above coupon barrier) B. Various (all at or above coupon barrier)	coupon barrier) B. Various (all at or above coupon barrier)			coupon barrier) B. Various (all below coupon barrier)	above coupon barrier) B. Various (all at or above coupon barrier)	above coupon barrier) B. Various (all at or above coupon barrier)
Final Determination Date	A. $70.00 (at or above coupon barrier) B. $75.00 (at or above trigger level)	A. $40.00 (at or above coupon barrier) B. $45.00 (at or above trigger level)	A. $52.00 (at or above coupon barrier) B. $55.00 (at or above trigger level)	$23.75	N/A	A. $70.00 (at or above coupon barrier) B. $75.00 (at or above coupon barrier)	A. $40.00 (below coupon barrier) B. $32.00 (below trigger level)	A. $52.00 (at or above coupon barrier) B. $55.00 (at or above trigger level)	$0.00	N/A
Payment at Maturity	$1,023.75					$400.00

￭In Example 3, UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level. During each of the observation periods prior to the final observation period, the closing price of at least one underlying fund is less than its coupon barrier on at least one trading day during each observation period. As a result, you do not receive a contingent coupon with respect to any of those observation periods. Because the closing price of each underlying fund is equal to or greater than its coupon barrier on each trading day during the final observation period, at maturity you receive the stated principal amount plus the contingent coupon with respect to the final observation period. Your payment at maturity is calculated as follows:

Stated Principal Amount + Contingent Coupon = $1,000.00 + $23.75 = $1,023.75

In this example, you receive the stated principal amount per security plus the contingent coupon, equal to a total payment of $1,023.75 per security at maturity. Although all of the underlying funds have appreciated by 20% from their respective initial prices on the final observation date, you receive only $1,023.75 per security and do not benefit from such appreciation. Your total payment per security in this example is $1,023.75 (a 2.375% total return on the securities).

￭In Example 4, the closing price of at least one underlying fund is less than its coupon barrier on at least one trading day during each observation period throughout the term of the securities. As a result, you do not receive any contingent coupons during the term of the securities. Furthermore, because the final price of at least one underlying fund is less than its trigger level on the final determination date, you are fully exposed to the decline in the worst performing underlying fund. Your payment at maturity is calculated as follows:

$1,000.00 × (1 + Underlying Return of the Worst Performing Underlying Fund

= $1,000.00 × (1 + -60%)

= $1,000.00 × 40%

= $400.00

In this example, because the final price of the worst performing underlying fund represents a 60.00% decline, you will receive a total cash payment per security equal to $400.00 (a 60.00% loss over the term of the securities).

We make no representation or warranty as to which of the underlying funds will be the least performing underlying fund for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect prior to the final determination date to call the securities and the final price of any underlying fund is less than its trigger level, you will lose a significant portion or all of your initial investment. Specifically, if UBS does not elect to call the securities prior to maturity and the final price of any underlying fund is less than its trigger level, UBS will pay you a cash payment per security that will be significantly less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund over the term of the securities.

The securities will not pay a contingent coupon on a coupon payment date if the closing price of any underlying fund is less than its coupon barrier on any trading day during the corresponding observation period.

You will be exposed to the market risk of each underlying fund on each trading day during the term of the securities (including the final determination date) and any decline in the pric of one underlying fund may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other underlying fund. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

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Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the securities at maturity. If UBS does not elect to call the securities, UBS will repay you the principal amount of your securities in cash only if the final price of each underlying fund is equal to or greater than its trigger level, and will make such payment only at maturity. If UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, you will lose a significant percentage of your stated principal amount equal to the underlying return of the worst performing underlying fund and in extreme situations, you could lose all of your initial investment.

￭The stated payout from the issuer applies only if you hold your securities to maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of each underlying fund at such time is equal to or greater than its trigger level. All payments on the securities are subject to the creditworthiness of UBS.

￭You may not receive any contingent coupons with respect to your securities — UBS will not necessarily make periodic coupon payments on the securities. If the closing price of any underlying fund is less than its respective coupon barrier on any trading day during an observation period, UBS will not pay you the contingent coupon applicable to such observation period. This will be the case even if the closing prices of the other underlying funds are equal to or greater than their respective coupon barriers on each trading day during such observation period. If the closing price of any underlying fund is less than its coupon barrier on at least one trading day during each observation period, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your securities.

￭Your potential return on the securities is limited, you will not participate in any appreciation of the underlying funds. The return potential of the securities is limited to the specified contingent coupon rate, regardless of any appreciation of the underlying funds. In addition, your return on the securities will vary based on the number of observation periods, if any, for which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Because UBS may call the securities at its discretion as early as the first potential call settlement date, the total return on the securities could be less than if the securities remained outstanding until maturity. Further, if UBS elects to call the securities, you will not receive any contingent coupons or any other payment in respect of any observation periods after the call settlement date, and your return on the securities could be less than if the securities remained outstanding until maturity. If UBS does not elect to call the securities, you may be subject to the decline in the price of the worst performing underlying fund even though you cannot participate in any appreciation in the price of any underlying fund. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying funds. In addition, as an owner of the securities, you will not have voting rights or any other rights of a holder of any underlying fund.

￭Greater expected volatility with respect to, and lower expected correlation among, the underlying funds generally reflects a higher contingent coupon rate and a higher expectation as of the trade date that the final price of any of the underlying fund could be less than its trigger level. Greater expected volatility with respect to, and lower expected correlation among, the underlying funds reflects a higher expectation as of the trade date that the final price of any of the underlying fund could be less than its trigger level. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying fund. This greater expected risk will generally be reflected in a higher contingent coupon rate for that security. However, while the contingent coupon rate is set on the trade date based, in part, on the correlations of the underlying fund and each underlying fund’s volatility calculated using our internal models, an underlying fund’s volatility, and the correlation among the underlying funds, can change significantly over the term of the securities. The price of any underlying fund for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.

￭UBS may elect to call the securities and the securities are subject to reinvestment risk. UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing price of any of the underlying funds is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing price of each underlying fund is equal to or greater than its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing price of any underlying fund is less than its coupon barrier and/or when the final price of any underlying fund is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no contingent coupons and suffer a significant loss at maturity. Also, UBS is more likely to exercise its issuer call right when prevailing interest rates are low relative to the contingent coupon rate. In the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, the term of the securities will be reduced and you will not receive any payment

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund on the securities after the applicable call settlement date. There is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because UBS may call the securities at its discretion as early as the first potential call settlement date, you should be prepared in the event UBS elects to call the securities. Further, UBS’ right to call the securities may also adversely impact your ability to sell your securities in the secondary market, if any exists.

￭An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features. Because of the issuer call and contingent coupon features of the securities, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise as discussed in the preceding risk factor, and the contingent coupon rate on the securities may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your securities at such time, the value of your securities in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk.

Risks Relating to Characteristics of the Underlying Funds

￭You are exposed to the market risk of each underlying fund. Your return on the securities is not linked to a basket consisting of the underlying funds. Rather, it will be contingent upon the performance of each underlying fund. Unlike an instrument with a return linked to a basket of exchange-traded funds (“ETFs”), American depositary receipts, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying fund. Poor performance by any one underlying fund will negatively affect your return and will not be offset or mitigated by the performance of any other underlying fund. For instance, you will receive a negative return equal to the underlying return of the worst performing underlying fund if the final price of any underlying fund is less than its trigger level, even if the underlying return of another underlying fund is positive or has not declined as much. Further, you are subject to the market risk of each underlying fund on each trading day during each observation period and you will not receive a contingent coupon on a coupon payment date if the closing price of any underlying fund is less than its coupon barrier on the any trading day during the applicable observation period. Accordingly, your investment is subject to the market risk of each underlying fund.

￭Because the securities are linked to the worst performing underlying fund, you are exposed to a greater risk of receiving no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the securities were linked to a single underlying fund or fewer underlying funds. The risk that you will not receive any contingent coupons and lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities than the risk of investing in substantially similar securities that are linked to the performance of a single underlying fund or fewer underlying funds if their terms are otherwise substantially similar. With a greater total number of underlying funds, it is more likely that the closing price or final price, as applicable, of any of the underlying funds will be less than its respective coupon barrier on any trading day during any observation period or decline to a closing level that is less than its trigger level than if the securities were linked to a single underlying fund or fewer underlying funds. In addition, if the performances of the underlying funds are not correlated to each other or are negatively correlated, the risk that the closing price of at least one underlying fund is less than its coupon barrier on one or more trading days during an observation period and that the final price of at least one underlying fund is less than its trigger level is even greater. With three underlying funds, it is more likely that the performance of one pair of underlying funds will not be correlated, or will be negatively correlated. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose a significant portion or all of your initial investment at maturity.

￭Market risk. The return on the securities, which may be negative, is directly linked to the performance of the underlying funds and indirectly linked to the performance of the assets comprising each fund (the “underlying constituents”) and their issuers (the “underlying constituent issuers”). The prices of the underlying funds can rise or fall sharply due to factors specific to each underlying fund, such as stock price volatility; earnings and financial conditions; corporate, industry and regulatory developments; management changes and decisions and other events; general market factors, such as general market levels, interest rates and economic and political conditions; and the composition of the underlying funds. Coronavirus or any other communicable disease or infection may adversely affect the issuers of the underlying constituents and, therefore, the underlying funds. You, as an investor in the securities, should conduct your own investigation into the investment adviser of each underlying fund (the “underlying fund issuers”) and the underlying funds for your securities. For additional information regarding the underlying funds and the underlying fund issuers, please see “Information about the Underlying Funds” herein and the underlying fund issuers' SEC filings referred to in that section. We urge you to review information filed periodically by the underlying fund issuers with the SEC.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying funds will rise or fall. There can be no assurance that the closing price of each underlying fund will be equal to or greater than its coupon barrier on each trading day during each observation period, or, if UBS does not

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund elect to call the securities, that the final price of each underlying fund will be equal to or greater than its trigger level. The prices of the underlying funds will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying fund issuers and the underlying constituents. You should be willing to accept the risks associated with the relevant markets tracked by each underlying fund in general and each index constituent in particular, and the risk of losing a significant portion or all of your initial investment.

￭The underlying funds are ETFs and their value may not completely track the value of its underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying funds will usually mirror the characteristics and valuations of its underlying constituents, their values may not completely track the values of their underlying constituents. The values of the underlying funds will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying funds are currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying funds or that there will be liquidity in the trading market.

￭Fluctuation of NAV. The net asset value (the ``NAV”) of each underlying fund may fluctuate with changes in the market value of its underlying constituents. The market prices of the underlying funds may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents of an underlying fund may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of that underlying fund and may adversely affect the liquidity and prices of the underlying funds, perhaps significantly. For any of these reasons, the market prices of the underlying funds may differ from their respective NAV per share and may trade at, above or below their NAV per share.

￭No affiliation with the underlying fund issuers or their investment advisers. Neither the underlying fund issuers nor their respective investment advisers, as specified under “Information about the Underlying Funds”, are affiliates of ours nor are they involved with the securities in any way, and no such entity has any obligation to consider your interests in taking any corporate actions that might affect the value of, or any amounts payable on, the securities. We have obtained all information regarding the underlying funds from publicly available information and have not made any due diligence inquiry with respect to any underlying fund.

￭Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of a specific index as specified under “Information about the Underlying Funds” (its “target index”), various factors, including fees and other transaction costs, will prevent an underlying fund from correlating exactly with changes in the level of its target index. Additionally, although the performance of an underlying fund seeks to replicate the performance of its target index, an underlying fund may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. Accordingly, the performance of each underlying fund will not be equal to the performance of its target index during the term of the securities.

￭The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, each underlying fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such target index. Therefore, unless a specific underlying constituent is removed from its target index, the applicable underlying fund generally would not sell a security because such underlying constituent issuer was in financial trouble. In addition, the underlying funds are subject to the risk that the investment strategy of its investment adviser may not produce the intended results.

￭The securities are subject to risks associated with the energy sector. The securities are subject to risks associated with the energy sector because the Energy Select Sector SPDR® Fund (the “XLE Fund”) seeks to track the performance of the Energy Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the energy sector of the S&P 500® Index. All or substantially all of the XLE Fund’s underlying constituents are issued by companies whose primary lines of business are directly associated with the energy sector. The XLE Fund's assets will be concentrated in the energy sector, which means the XLE Fund will be more affected by the performance of the energy sector than a fund that is more diversified. Energy companies typically develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Securities prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events, exchange rates and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in these other areas, could adversely impact the performance of energy sector companies. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may also be at risk for environmental damage claims.

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Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

￭The securities are subject to risks associated with the financial sector. The securities are linked to the Financial Select Sector SPDR® Fund (the “XLF Fund”) and are subject to risks associated with the financial sector. The XLF Fund seeks to track the performance of the Financial Select Sector Index (its “target index”), which is comprised of the stocks of companies representing the financial sector of the S&P 500® Index. The XLF Fund may be subject to increased price volatility as its holdings are concentrated in a single industry and may be more susceptible to economic, market, political or regulatory occurrences affecting that industry. Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). Declining real estate values could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.

￭The securities are subject to risks associated with mortgage REITs. The securities are linked to the XLF Fund and are subject to risks associated with mortgage real estate investment trusts (“REITs”). Mortgage REITs, which invest the majority of their assets in real estate mortgages, receive principal and interest payments from the owners of the mortgage properties and derive their income primarily from interest payments. Accordingly, mortgage REITs are subject to the credit risk of the borrowers, which refers to the possibility that the borrower will be unable and/or unwilling to make timely interest payments and/or repay the principal on the loan to the mortgage REIT when due. In the event of a default by a borrower, the mortgage REIT may experience delays in enforcing its rights as a mortgagee and may incur substantial costs associated with protecting its investments. Mortgage REITs are subject to heavy cash flow dependency and, as a result, are particularly reliant on the proper functioning of the capital markets. Further, mortgage REITs are dependent upon specialized management skills and their investments may not be diversified. Mortgage REITs are also subject to risks related to general and local economic conditions and the real estate market specifically, availability of mortgage funds, changes in interest rates, changes in property values, and borrower prepayment on underlying mortgage loans. In addition, a mortgage REIT could fail to qualify for favorable tax or regulatory treatment.

￭The securities are subject to risks associated with the utilities sector. The securities are linked to the Utilities Select Sector SPDR® Fund (the “XLU Fund”) and are subject to risks associated with the utilities sector. The XLU Fund seeks to track the performance of the Utilities Select Sector Index, which is comprised of the stocks of companies representing the utilities sector of the S&P 500® Index. All or substantially all of the equity securities held by the XLU Fund are issued by companies whose primary business is directly associated with the utilities sector. The XLU Fund's assets will be concentrated in the utilities sector, which means the XLU Fund will be more affected by the performance of the utilities sector than a fund that is more diversified. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company's earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company's equipment unusable or obsolete and negatively impact profitability.

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the prices of the underlying funds, the volatility of the underlying funds, any dividends paid on the underlying funds, the correlation among the underlying funds, prevailing interest rates, the term of the securities and our internal funding rate. Our internal

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funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date will be less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Funds — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates intend, but are not required, to make a market in the securities and may stop making a market at any time. Even if there is a secondary market it may not provide enough liquidity to allow you to trade or sell the securities easily. If you are able to sell your securities prior to maturity you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying funds; the volatility of the underlying funds; any dividends paid on the underlying funds; the correlation among the underlying funds; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; whether the underlying funds are currently or have been below their respective coupon barriers; the composition of the underlying funds; the availability of comparable instruments; and the creditworthiness of UBS.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the

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temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. We and our affiliates may engage in business related to the underlying funds, which may present a conflict between our obligations as issuer and you, as a holder of the securities. UBS may elect to call the securities pursuant to the issuer call feature. If UBS so elects, the decision may be based on factors contrary to those favorable to a holder of the securities, securities, such as, but not limited to, those described above under “— UBS may elect to call the securities and the securities are subject to reinvestment risk” and “— An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features”. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the initial price and the final price of each underlying fund and whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the securities, if any, based on observed closing prices of the underlying funds. can postpone the determination of the terms of the securities on the trade date, or the closing prices of the underlying funds on any trading day during the observation periods (including the final determination date). Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent coupon rate, trigger levels and coupon barriers, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial price of any underlying fund and, as a result, its coupon barrier and trigger level. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of any underlying fund on any determination date (including the final determination date) and, accordingly, whether a contingent payment is payable, whether the securities are redeemed early and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying funds to which the securities are linked.

￭We may engage in business with or involving one or more underlying fund issuers or investment advisers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying fund issuers or investment advisers without regard to your interests and thus may acquire non-public information about the underlying funds. Neither we nor any of our affiliates undertakes to disclose any such information to you.

￭Potential UBS impact on an underlying fund. Trading or transactions by UBS or its affiliates in an underlying fund, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying fund, may adversely affect the market price(s) or level(s) of that underlying fund on any date of determination and, therefore, the market value of the securities and any payment on the securities.

￭Following certain events, the calculation agent can make adjustments to the underlying funds and terms of the securities that may adversely affect the market value of, and return on, the securities. The calculation agent may make adjustments to the initial price, trigger level, coupon barrier, and/or final price of an underlying fund or any other term of the securities and, in some instances, may replace the underlying fund, for certain events affecting such underlying fund. However, the calculation agent will not make an adjustment

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in response to all events that could affect an underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. Following certain events relating to an underlying fund, such as its discontinuance, a delisting or suspension of trading, or a material modification, the return on the securities may be based on a share of another ETF, on a basket of securities, futures contracts, commodities and/or other assets that the calculation agent determines is comparable to the affected ETF’s underlying constituents or on an alternative calculation of such ETF. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Any payment on the securities is subject to the creditworthiness of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

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Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan

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Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

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Information About the Underlying Funds

All disclosures contained in this document regarding each underlying fund for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying fund. You should make your own investigation into each underlying fund.

Included on the following pages is a brief description of each underlying fund. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying fund. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of the underlying funds as an indication of future performance.

The Energy Select Sector SPDR® Fund

We have derived all information contained herein regarding the Energy Select Sector SPDR® Fund (the “XLE Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLE Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLE Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLE Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index (the “target index”). The target index seeks to measure the performance of the energy segment of the U.S. equity market and includes companies that have been identified as energy companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLE Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLE Fund’s website. Expenses of the XLE Fund reduce the net asset value of the assets held by the XLE Fund and, therefore, reduce the value of the shares of the XLE Fund.

In seeking to track the performance of the target index, the XLE Fund employs a replication strategy, which means that the XLE Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLE Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLE Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLE Fund are listed on the NYSE Arca under the ticker symbol “XLE”.

In making your investment decision you should review the prospectus related to the XLE Fund.

Information from outside sources including, but not limited to the prospectus related to the XLE Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLE Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLE Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information as of market close on May 30, 2024:

Bloomberg Ticker Symbol:	XLE UP	52 Week High (on April 5, 2024):	$98.08
Current Price:	$90.94	52 Week Low (on May 31, 2023):	$76.59
52 Weeks Ago (on May 30, 2023):	$77.96

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Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the period specified. The closing price of the underlying fund on May 30, 2024 was $90.94 (the “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each trading day from January 1, 2014 to May 30, 2024. The dotted line represents its hypothetical coupon and its hypothetical trigger level of $59.11, which is equal to 65% of its closing price on May 30, 2024. Its actual coupon barrier and trigger level will be set on the trade date. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

Energy Select Sector SPDR® Fund	High	Low	Period End
2020
First Quarter	$60.87	$67.94	$69.68
Second Quarter	$46.86	$66.35	$66.97
Third Quarter	$38.58	$65.43	$67.99
Fourth Quarter	$41.60	$56.89	$58.78
2021
First Quarter	$53.57	$58.13	$64.86
Second Quarter	$56.19	$63.40	$65.73
Third Quarter	$54.81	$61.30	$65.21
Fourth Quarter	$59.14	$63.25	$69.44
2022
First Quarter	$78.75	$46.50	$53.46
Second Quarter	$92.28	$50.90	$60.87
Third Quarter	$84.09	$61.10	$63.65
Fourth Quarter	$94.08	$61.39	$72.96
2023
First Quarter	$93.11	$72.39	$75.87
Second Quarter	$87.23	$76.86	$78.88
Third Quarter	$93.36	$76.90	$78.01
Fourth Quarter	$91.96	$76.40	$78.68
2024
First Quarter	$79.66	$77.77	$77.77
Second Quarter (through May 30, 2024)	$98.08	$90.68	$90.94

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Energy Select Sector SPDR® Fund – Daily Closing Prices January 1, 2014 to May 30, 2024

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund

We have derived all information contained herein regarding the Financial Select Sector SPDR® Fund (the “XLF Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLF Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLF Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLF Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index (the “target index”). The target index seeks to measure the performance of the financial segment of the U.S. equity market and includes companies that have been identified as financial companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLF Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLF Fund’s website. Expenses of the XLF Fund reduce the net asset value of the assets held by the XLF Fund and, therefore, reduce the value of the shares of the XLF Fund.

In seeking to track the performance of the target index, the XLF Fund employs a replication strategy, which means that the XLF Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLF Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLF Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLF Fund are listed on the NYSE Arca under the ticker symbol “XLF”.

In making your investment decision you should review the prospectus related to the XLF Fund.

Information from outside sources including, but not limited to the prospectus related to the XLF Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLF Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLF Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641

Information as of market close on May 30, 2024:

Bloomberg Ticker Symbol:	XLF UP	52 Week High (on May 17, 2024):	$42.49
Current Price:	$41.04	52 Week Low (on October 27, 2023):	$31.45
52 Weeks Ago (on May 30, 2023):	$32.10

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the period specified. The closing price of the underlying fund on May 30, 2024 was $41.04 (the “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each trading day from January 1, 2014 to May 30, 2024. The dotted line represents its hypothetical coupon barrier and its hypothetical trigger level of $26.68, which is equal to 65%, of its closing price on May 30, 2024. Its actual coupon barrier and trigger level will be set on the trade date. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

Utilities Select Sector SPDR® Fund	High	Low	Period End
2020
First Quarter	$31.17	$17.66	$20.82
Second Quarter	$26.74	$19.55	$23.14
Third Quarter	$25.49	$22.68	$24.07
Fourth Quarter	$29.48	$23.61	$29.48
2021
First Quarter	$34.77	$28.95	$34.05
Second Quarter	$38.47	$34.47	$36.69
Third Quarter	$39.00	$35.11	$37.53
Fourth Quarter	$40.62	$37.54	$39.05
2022
First Quarter	$41.42	$35.66	$38.32
Second Quarter	$38.22	$30.84	$31.45
Third Quarter	$35.81	$30.36	$30.36
Fourth Quarter	$36.31	$30.29	$34.20
2023
First Quarter	$37.00	$30.98	$32.15
Second Quarter	$33.71	$31.55	$33.71
Third Quarter	$35.60	$33.17	$33.17
Fourth Quarter	$37.72	$31.45	$37.60
2024
First Quarter	$42.12	$37.27	$42.12
Second Quarter (through May 30, 2024)	$41.04	$39.59	$41.04

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund – Daily Closing Prices January 1, 2014 to May 30, 2024

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund

We have derived all information contained herein regarding the Utilities Select Sector SPDR® Fund (the “XLU Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLU Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLU Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLU Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index (the “target index”). The target index seeks to measure the performance of the utilities segment of the U.S. equity market and includes companies that have been identified as utilities companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLU Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLU Fund’s website. Expenses of the XLU Fund reduce the net asset value of the assets held by the XLU Fund and, therefore, reduce the value of the shares of the XLU Fund.

In seeking to track the performance of the target index, the XLU Fund employs a replication strategy, which means that the XLU Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLU Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLU Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLU Fund are listed on the NYSE Arca under the ticker symbol “XLU”.

Information from outside sources including, but not limited to the prospectus related to the XLU Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLU Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLU Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information as of market close on May 30, 2024:

Bloomberg Ticker Symbol:	XLU UP	52 Week High (on May 21, 2024):	$72.87
Current Price:	$71.46	52 Week Low (on October 2, 2023):	$56.19
52 Weeks Ago (on May 30, 2023):	$64.34

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the period specified. The closing price of the underlying fund on May 30, 2024 was $71.46 (the “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each trading day from January 1, 2014 to May 30, 2024. The dotted line represents its hypothetical coupon barrier and its hypothetical trigger level of $46.45, which is equal to 65% of its closing price on May 30, 2024. Its actual coupon barrier and trigger level will be set on the trade date. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

The Utilities Select Sector SPDR® Fund	High	Low	Period End
2020
First Quarter	$70.98	$44.93	$55.41
Second Quarter	$62.83	$51.79	$56.43
Third Quarter	$61.49	$56.70	$59.38
Fourth Quarter	$66.76	$59.98	$62.70
2021
First Quarter	$64.15	$58.36	$64.04
Second Quarter	$67.72	$63.23	$63.23
Third Quarter	$70.07	$63.56	$63.88
Fourth Quarter	$71.58	$63.88	$71.58
2022
First Quarter	$74.54	$65.03	$74.46
Second Quarter	$76.96	$64.87	$70.13
Third Quarter	$78.12	$65.51	$65.51
Fourth Quarter	$72.67	$61.52	$70.50
2023
First Quarter	$72.08	$63.70	$67.69
Second Quarter	$69.97	$64.34	$65.44
Third Quarter	$68.46	$58.83	$58.93
Fourth Quarter	$65.96	$56.19	$63.33
2024
First Quarter	$65.65	$59.95	$65.65
Second Quarter (through May 30, 2024)	$72.87	$62.77	$71.46

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund – Daily Closing Prices January 1, 2014 to May 30, 2024

This document relates only to the securities offered hereby and does not relate to the underlying funds or other securities linked to the underlying funds. We have derived all disclosures contained in this document regarding the underlying funds from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying funds.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying funds.

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:

The record date for each coupon payment date shall be the business day prior to such scheduled coupon payment date; provided, however, that any contingent coupon payable at maturity or upon issuer call shall be payable to the person to whom the payment at maturity or issuer call amount, as the case may be, shall be payable.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupon” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying funds. If your securities are so treated, any contingent coupon that is paid by UBS (including on the maturity date or call settlement date) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your securities. Subject to the “constructive ownership rules” of Section 1260 discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, (including possible treatment as a “constructive ownership” transaction under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupon” in the accompanying product supplement.

Section 1260. Because the underlying funds would be treated as “pass-thru entities” for purposes of Section 1260 of the Code, it is possible that the securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Section 1297. We will not attempt to ascertain whether any underlying issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon the taxable disposition of the relevant securities. U.S. holders should consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. Notice 2008-2 focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or a trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

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$• Based on the worst performing of the shares of the Energy Select Sector SPDR® Fund, the shares of the Financial Select Sector SPDR® Fund and the shares of the Utilities Select Sector SPDR® Fund

Based on our determination that the securities are not “delta-one” with respect to any underlying fund, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying funds or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying funds or the securities. If you enter, or have entered, into other transactions in respect of the underlying funds or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. As the treatment of the securities is unclear, it is possible that any contingent coupon payment with respect to the securities could be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no contingent coupon over the entire term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying issuers).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the trade date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and the payment at maturity, if any. See “Risk Factors” in this document for a discussion of these adverse effects.

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Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $20.00 per security. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $20.00 reflecting a fixed structuring fee of $5.00 and a fixed sales commission of $15.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.

Prohibition of sales to EEA & UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

June 2024	Page 32

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information about UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	7
Hypothetical Examples	8
Risk Factors	11
Information about the Underlying Funds	19
Additional Information about the Securities	28

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-76
Supplemental Plan of Distribution (Conflicts of Interest)	PS-77

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Validity of the Securities	76

$•

UBS AG

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about June 11, 2026

Preliminary Pricing Supplement dated May 31, 2024

(To Product Supplement dated May 27, 2022

and Prospectus dated May 27, 2022)

UBS Investment Bank

UBS Securities LLC